As filed with the Securities and Exchange Commission on March 7, 2022
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER

ANAPTYSBIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-3828755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
10770 Wateridge Circle, Suite 210
San Diego, CA 92121
(858) 362-6295
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2017 Equity Incentive Plan
2017 Employee Stock Purchase Plan
(Full title of the plans)
Hamza Suria
Chief Executive Officer
AnaptysBio, Inc.
10770 Wateridge Circle, Suite 210
San Diego, CA 92121
(858) 362-6295
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:
Robert A. Freedman, Esq.
Ryan Mitteness, Esq.
Fenwick & West LLP
555 California Street
San Francisco, CA 94104
(415) 875-2300
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to 7(a)(2)(B) of the Securities Act. [ ]

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, AnaptysBio, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,105,890 additional shares of Common Stock under the Registrant’s 2017 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP, and 276,472 additional shares of Common Stock under the Registrant’s 2017 Employee Stock Purchase Plan (“ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved for issuance under the ESPP. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on January 26, 2017 (Registration No. 333-215741), March 5, 2018 (Registration No. 333-223446), February 28, 2019 (Registration No. 333-229927), March 2, 2020 (Registration No. 333-236805) and February 25, 2021 (Registration No. 333-253504). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-37985	3.1	May 12, 2017

4.2	Form of Restated Bylaws of the Registrant	S-1	333-206849	3.4	Sep. 9, 2015

4.3	Form of Registrant’s Common Stock certificate	S-1	333-206849	4.1	Dec. 23, 2015

4.4	2017 Equity Incentive Plan and forms of award agreements	S-1	333-206849	10.3	Jan. 17, 2017

4.5	2017 Employee Stock Purchase Plan and forms of award agreements	S-1	333-206849	10.4	Jan. 17, 2017

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of KPMG, independent registered public accounting firm					X

24.1	Power of Attorney					X

107.1	Filing Fee Table					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 7th day of March, 2022.

AnaptysBio, Inc.

By: /s/ Hamza Suria
Hamza Suria
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of AnaptysBio, Inc., a Delaware corporation, do hereby constitute and appoint Hamza Suria and Dennis Mulroy, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

II-1

Signature	Title	Date

/s/ Hamza Suria	President, Chief Executive Officer and Director (Principal Executive Officer)	March 7, 2022
Hamza Suria

/s/ Dennis Mulroy	Chief Financial Officer (Principal Accounting and Financial Officer)	March 7, 2022
Dennis Mulroy

/s/ Daniel Faga	Director	March 7, 2022
Daniel Faga

/s/ Dennis Fenton	Director	March 7, 2022
Dennis Fenton Ph.D.

/s/ Laura J. Hamill	Director	March 7, 2022
Laura J. Hamill

/s/ Magda Marquet	Director	March 7, 2022
Magda Marquet, Ph.D.

/s/ Oleg Nodelman	Director	March 7, 2022
Oleg Nodelman

/s/ Hollings Renton	Director	March 7, 2022
Hollings Renton

/s/ John Schmid	Director	March 7, 2022
John Schmid

/s/ James N. Topper	Director	March 7, 2022
James N. Topper, M.D., Ph.D.

/s/ J. Anthony Ware	Director	March 7, 2022
J. Anthony Ware, M.D.

II-1